UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 2, 2009

YANKEE HOLDING CORP.

(Exact name of registrant as specified in its charter)

Delaware	333-141699-05	20-8304743
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

16 YANKEE CANDLE WAY

SOUTH DEERFIELD,

MASSACHUSETTS 01373

(413) 665-8306

(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Adoption of 2009 Management Incentive Plan

On April 2, 2009, the Compensation Committee of the Board of Managers of YCC Holdings LLC (“YCC Holdings”) and the Boards of Directors of Yankee Holding Corp.(“Holding Corp.”), a wholly owned subsidiary of YCC Holdings, and The Yankee Candle Company, Inc. (the “Company”), a wholly owned subsidiary of Holding Corp., adopted the Company’s Management Incentive Plan for fiscal year 2009 (the “2009 MIP”).

The 2009 MIP is intended to serve as the annual cash-based incentive bonus component of the Company’s executive compensation program. The 2009 MIP is administered by the Compensation Committee, with respect to those eligible participants who are Vice Presidents or above, and the Company’s internal Salary Committee with respect to all other eligible participants.

The 2009 MIP is structured to provide a “pool” of incentive dollars based on the Company’s attainment of certain financial and operating performance objectives for the 2009 fiscal year established and pre-approved by the Compensation Committee. The performance measures applicable to the 2009 MIP are (i) “Adjusted EBITDA” and (ii) “Free Cash,” each as defined below. As designed, 80% of the target incentive pool will be determined by the Company’s actual performance versus the pre-established Adjusted EBITDA performance objectives (the “Adjusted EBITDA Component”) and 20% of the target incentive pool will be determined by the Company’s actual performance versus the pre-established Free Cash objective (the “Free Cash Component”). The actual incentive pool for each of the Adjusted EBITDA Component and the Free Cash Component may exceed the target pool, or may be less than target, or even zero, based on the Company’s actual performance versus the pre-approved performance objectives. The amount of the ultimate funding of each of the above components will be determined, based on the actual Company performance as compared to target, using award calibration schedules adopted by the Compensation Committee for each component and incorporated in the 2009 MIP. The Adjusted EBITDA Component and Free Cash Component are independent of one another in terms of funding the overall 2009 MIP target pool, and the actual funding of the incentive pool could exceed target, or may be less than target, or even zero, depending upon the Company’s actual performance with respect to these two performance measures.

Adjusted EBITDA Component

For 2009 MIP purposes, “Adjusted EBITDA” is defined as net income before net interest expense, income taxes, depreciation and amortization, amortization of deferred financing costs, equity compensation expense, expenses related to the 2007 merger of the Company’s predecessor with funds affiliated with Madison Dearborn Partners LLP (the “Merger”), any purchase price accounting adjustments as a result of the Merger, and any other nonrecurring or similar costs as may be deemed appropriate by the Board of Directors or Compensation Committee in its discretion.

The Adjusted EBITDA Component, which is designed to fund 80% of the overall target incentive pool, is comprised of two separate and independent performance periods. 40% of the Adjusted EBITDA Component will be determined by the Company’s actual Adjusted EBITDA performance during the period consisting of the first three fiscal quarters of fiscal year 2009 versus the Adjusted EBITDA target for such time period established and pre-approved by the Compensation Committee (the “Q1-Q3 Target”). The actual funding amount under this portion of the Adjusted EBITDA Component will be determined based upon a calibration schedule approved by the Compensation Committee and incorporated into the 2009 MIP, and could exceed the 40% target, or be less or even zero, depending upon the Company’s actual Adjusted EBITDA performance in Q1-Q3. The remaining 60% of the Adjusted EBITDA Component will be determined by the Company’s actual Adjusted EBITDA performance in the fourth quarter of fiscal 2009 versus the Adjusted EBITDA target for such time period established and pre-approved by the Compensation Committee (the “Q4 Target”). The actual funding amount under this portion of the Adjusted EBITDA Component will be determined based upon a calibration schedule approved by the Compensation Committee and incorporated into the 2009 MIP, and could exceed the 60% target, or be less or even zero, depending upon the Company’s actual Adjusted EBITDA performance in Q4.

The Q1-Q3 performance period and the Q4 performance period, and the corresponding funding determinations, are intended to be separate and independent. However, notwithstanding whether or not the Company achieves a level of performance under one or both of these two performance periods that would otherwise qualify for funding of the incentive pool, the 2009 MIP shall include an aggregate full year Adjusted EBITDA minimum threshold established by the Compensation Committee (the “Full Year Threshold”). If the Company’s actual Adjusted EBITDA performance does not at least equal the Full Year Threshold, no amounts shall be paid into the incentive pool under the Adjusted EBITDA Component.

The Q1-Q3 Target, the Q4 Target and the Full Year Threshold shall be determined by the Compensation Committee in connection with the approval by the Board of Directors of the Company’s 2009 operating budget. Under the terms of the 2009 MIP, however, the Compensation Committee has the right to revise the Q4 Target in its discretion prior to the beginning of Q4 based upon the Company’s performance during the year.

Free Cash Component

For purposes of the 2009 MIP, “Free Cash” shall be defined as a measure of the Company’s cash available for debt service in fiscal 2009 pursuant to a definition to be approved by the Compensation Committee and included in the 2009 MIP plan documentation.

Achievement under the Free Cash Component is designed to fund 20% of the overall 2009 MIP incentive pool. The actual funding amount under the Free Cash Component will be determined based upon a calibration schedule approved by the Compensation Committee and incorporated into the 2009 MIP, and could exceed the target, or be less or even zero, depending upon the Company’s actual Free Cash performance. Funding under the Free Cash Component is separate and independent from funding under the Adjusted EBITDA Component.

Individual Awards

Each individual participant’s target 2009 MIP incentive bonus payment has been established by the Compensation Committee based upon input from the Chief Executive Officer (with respect to executive officers) or the Company’s internal Salary Committee (with respect to all other participants) and in each case is expressed as a percentage of the participant’s base salary earned in the fiscal year. Actual incentive bonus awards to be paid to individual participants under the 2009 MIP shall generally be based upon the following factors:

1. Free Cash Component: 20% of the individual’s target incentive bonus will be determined based upon the Company’s performance under the Free Cash Component described above. The payouts to the individual participants will be determined based upon the Company’s actual Free Cash performance, using the calibration schedule established by the Compensation Committee.

2. Adjusted EBITDA Component: 80% of the individual’s target incentive bonus will be determined based upon the Company’s performance under the Adjusted EBITDA Component described above. Bonus award amounts to be paid under this component will typically be determined as follows (the percentage allocations provided below with respect to each factor are those applicable to participants who are directors and above; percentages may vary slightly for participants below the director level):

Company Performance. With respect to those participants who work within certain specified business units (for example, the Company’s Retail, Wholesale and Yankee Candle Europe divisions), 40% of the individual’s target bonus under the Adjusted EBITDA Component shall be determined by the Company’s actual performance versus the respective pre-established performance objectives under the Adjusted EBITDA Component and the Free Cash Component (the “Company Portion”). For those participants who do not work in one of the applicable business units, 80% of the individual’s target bonus under the Adjusted EBITDA Component shall be determined by the Company Portion.

Business Unit Performance. For those participants who work within one of the applicable business units, 40% of their target bonus amount under the Adjusted EBITDA Component is also tied to the segment profit achieved by such business unit as compared to the segment profit objectives pre-determined by the Compensation Committee. The pre-approved segment profit objectives will be aligned with the pre-approved total Company Adjusted EBITDA objectives and each applicable business unit will therefore have a Q1-Q3 segment profit target and a Q4 segment profit target. Amounts awarded under this component will be determined based upon the business unit’s actual segment profit achievement in the applicable performance period, using calibration schedules approved by the Compensation Committee.

Individual Performance. 20% of an individual’s target award level under the Adjusted EBITDA Component shall be determined based on the individual’s performance against his or her pre-determined key performance objectives established by his or her supervisor (and in the case of Mr. Rydin, by the Compensation Committee) at the start of the fiscal year, combined with an overall assessment of the participant’s individual contributions and performance in the applicable year, longer-term potential and other considerations deemed appropriate by the Chief Executive Officer.

Actual allocations of awards to individual participants shall be determined by the Chief Executive Officer and the Company’s Salary Committee based on input from a participant’s direct manager, as well as senior management. All awards made to the Company’s executive officers shall be reviewed and approved by the Compensation Committee. The Compensation Committee is also responsible for determining the annual incentive amount for the Chief Executive Officer.

Under the 2009 MIP, the Compensation Committee has the discretion to modify all or any portion of any award as it deems necessary or appropriate.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: April 8, 2009

YANKEE HOLDING CORP.
(Registrant)

/s/ Craig W. Rydin
Chief Executive Officer